Exhibit 99.1

CONTACT: Shintaro Asako MediciNova, Inc. Phone: 858-373-1500 E-mail : asako@medicinova.com

FOR IMMEDIATE RELEASE

MediciNova Announces Shareholder Approval of One-for-Ten Reverse

Stock Split of Outstanding Common Stock

SAN DIEGO, Calif. – October 15, 2006 — MediciNova, Inc., a development-stage biopharmaceutical company that is publicly traded on the Hercules Market of the Osaka Securities Exchange (Code number: 4875), today announced that it held its Special Meeting of Stockholders on October 13, 2006. At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to (i) give effect to a one-for-ten reverse stock split of the outstanding common stock of the Company and (ii) reduce proportionately the number of authorized shares of common stock and preferred stock of the Company. Over 70% of the Company’s outstanding shares were voted in favor of the reverse stock split.

“We appreciate the confidence in our Company the stockholders have shown through their strong support for implementing a capital structure and stock price that could qualify MediciNova to seek listing on the NASDAQ Global Market,” said Yuichi Iwaki, M.D., Ph.D., Chief Executive Officer and Chairman of the Company. “MediciNova believes that a listing on the NASDAQ Global Market, in addition to maintaining our listing on the Hercules Market of the Osaka Securities Exchange, may increase both the attractiveness of our shares to potential new investors and the ability of large institutional investors to hold our shares.”

It is expected that the Board of Directors will designate the close of business on October 30, 2006 (Japan Time) as the record date for the reverse stock split. The Company intends for the amended Certificate of Incorporation implementing the reverse stock split approved by the stockholders to become effective at the close of business on October 31, 2006. Trading in the Company’s shares will be suspended in accordance with usual practice by the Hercules Market of the Osaka Securities Exchange from October 30 through November 1, 2006, and trading in the split-adjusted shares will resume on November 2, 2006.

Pursuant to the reverse stock split, each ten shares of issued and outstanding common stock will automatically be combined into and become one share of common stock. No fractional shares will be issued in connection with the reverse stock split, and holders of fractional shares will receive cash in lieu of their fractional shares.

In connection with the reverse stock split, the number of authorized shares of common stock will be reduced from 200,000,000 to 20,000,000 and the authorized shares of preferred stock will be reduced from 5,000,000 to 500,000. After giving effect to the reverse stock split, the Company will have approximately 10.4 million shares of common stock outstanding. The reverse stock split will affect all shares of the Company’s common stock, including underlying stock options and warrants outstanding on the record date.

About MediciNova

MediciNova, Inc. is a publicly traded development-stage biopharmaceutical company focused on accelerating the global development and commercialization of innovative pharmaceutical products. MediciNova’s pipeline, which includes six compounds in clinical testing, targets a variety of prevalent medical conditions, including asthma, Generalized Anxiety Disorder, multiple sclerosis, interstitial cystitis, status asthmaticus, preterm labor, cancer and urinary incontinence. For more information on MediciNova, Inc., please visit www.medicinova.com.

This press release may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the strength of the Company’s confidence in the long-term growth potential of the company. These statements are based on certain assumptions made by the Company’s management that are believed to be reasonable at the time. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including results of clinical studies and other risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission. These assumptions, risks and uncertainties could cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements.

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